BOK Financial Corporation reports quarterly earnings of $160 million, or $2.64 per share, in the third quarter.

Third quarter 2026 financial highlights[1]
Net Income
Net income was $159.9 million, or $2.64 per diluted share, compared to $176.5 million, or $2.92 per diluted share. Prior quarter net income would have been $156.5 million, or $2.59 per diluted share, excluding the net gain related to the exchange of Visa B shares and the loss from repositioning of the available-for-sale securities portfolio.[2]

Net Interest Income & Margin	Net interest income totaled $370.0 million, an increase of $18.1 million. Net interest margin was 3.00% for the third quarter compared to 2.91% in the prior quarter.

Fees & Commissions Revenue
Fees and commissions revenue was $188.0 million compared to $202.0 million in the prior quarter. Brokerage and trading revenue decreased $13.0 million due to an unfavorable rate environment and lower fixed-income trading volumes.

Operating Expense	Operating expense was largely consistent with the prior quarter at $360.7 million, as both personnel and non-personnel expense remained stable compared to the second quarter of 2026.

Loans
Period end loans were up $646 million over the prior quarter, to $27.7 billion, led by growth in energy loans, loans secured by industrial facilities, and mortgage finance loans. Average outstanding loan balances were $27.2 billion, an increase of $468 million.

Credit Quality
Nonperforming assets were $67 million, or 0.24% of outstanding loans and repossessed assets, at September 30, 2026, compared to $63 million, or 0.23%, at June 30, 2026. Net charge-offs for the third quarter were $886 thousand, or 0.01% of average loans on an annualized basis.

Deposits
Period end deposits decreased $324 million to $39.5 billion, and average deposits increased $304 million to $39.5 billion. Average interest-bearing deposits increased $278 million and average demand deposits increased by $26 million. The loan to deposit ratio was 70% at September 30, 2026, compared to 68% at June 30, 2026.

Capital	Tangible common equity ratio[2] was 9.16% compared to 9.61% at June 30, 2026. Common equity Tier 1 capital ratio was 12.73%, Tier 1 capital ratio was 12.73%, and total capital ratio was 14.43%.

▲	$646 million	2 bps	$129.3 billion
	LOAN GROWTH	NET CHARGE-OFFS (TTM)	AUMA
CEO Commentary
Stacy Kymes, President and CEO, stated, “We delivered another strong quarter, with $646 million of loan growth, 11.5% year-over-year loan growth, continued expansion in core net interest income, and peer-leading credit outcomes. Our disciplined approach to managing the balance sheet also helped us exit the quarter with top-quartile tangible common equity, despite a period of rapidly increasing interest rates.
These results are intentional, not accidental. They reflect decisions we have made consistently over many years around capital, liquidity, interest rate risk and credit. Higher rates created headwinds for mortgage banking and fixed-income trading this quarter, but we view those businesses through the cycle, where they provide an important source of diversification to our overall earnings profile.
We manage the company for the long term, not for any one quarter. That discipline, combined with the diversity of our franchise, positions us to deliver durable performance and continue serving our customers well across a wide range of operating environments."
1 Comparisons are to the prior quarter unless otherwise noted.
2 See Explanation and Reconciliation of Non-GAAP Measures - Unaudited section following.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Net Interest Income

(Dollars in thousands)	Sep. 30, 2026	June 30, 2026	Change	% Change
Tax-equivalent interest revenue
Interest-bearing cash and cash equivalents	$4,903	$5,011	$(108)	(2.2)%
Trading securities	76,118	70,590	5,528	7.8%
Investment securities	5,139	5,770	(631)	(10.9)%
Available-for-sale securities	143,898	135,676	8,222	6.1%
Fair value option securities	280	849	(569)	(67.0)%
Restricted equity securities	9,031	8,838	193	2.2%
Residential mortgage loans held for sale	1,422	1,452	(30)	(2.1)%
Loans	428,269	413,667	14,602	3.5%
Total tax-equivalent interest revenue	$669,060	$641,853	$27,207	4.2%
Interest expense
Interest-bearing deposits:
Transaction	$182,272	$176,460	$5,812	3.3%
Savings	1,203	1,206	(3)	(0.2)%
Time	33,368	32,443	925	2.9%
Total interest-bearing deposits	216,843	210,109	6,734	3.2%
Funds purchased and repurchase agreements	2,905	4,016	(1,111)	(27.7)%
Other borrowings	70,452	66,982	3,470	5.2%
Subordinated debentures	6,176	6,197	(21)	(0.3)%
Total interest expense	296,376	287,304	9,072	3.2%
Tax-equivalent net interest income	372,684	354,549	18,135	5.1%
Less: Tax-equivalent adjustment	2,709	2,719	(10)	(0.4)%
Net interest income	$369,975	$351,830	$18,145	5.2%

Net interest margin	3.00%	2.91%	0.09%	N/A

Average earning assets	$49,410,198	$48,776,712	$633,486	1.3%
Average trading securities	5,908,204	5,876,732	31,472	0.5%
Average investment securities	1,591,744	1,676,175	(84,431)	(5.0)%
Average available-for-sale securities	13,854,420	13,554,693	299,727	2.2%
Average fair value option securities	27,833	71,064	(43,231)	(60.8)%
Average restricted equity securities	439,155	461,753	(22,598)	(4.9)%
Average loans balance	27,237,703	26,769,638	468,065	1.7%
Average interest-bearing deposits	31,825,110	31,547,501	277,609	0.9%
Average funds purchased and repurchase agreements	375,717	520,881	(145,164)	(27.9)%
Average other borrowings	7,163,522	6,922,451	241,071	3.5%
Net interest income was $370.0 million for the third quarter of 2026, an increase of $18.1 million over the prior quarter. Net interest margin expanded to 3.00% from 2.91%. For the third quarter of 2026, our core net interest margin excluding trading activities1, a non-GAAP measure, increased 8 basis points to 3.21% compared to 3.13% in the prior quarter. Net interest income and margin benefited from loan growth and fixed-rate asset repricing.
Average earning assets increased $633 million. Average loan balances increased $468 million. Average available-for-sale securities grew $300 million and trading securities increased $31 million. Average interest-bearing deposits increased $278 million, primarily from growth in interest-bearing transaction accounts and time deposits. Average other borrowings increased $241 million, while average funds purchased and repurchase agreements decreased $145 million.
1 See Explanation and Reconciliation of Non-GAAP Measures - Unaudited section following.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
The yield on average earning assets was 5.37%, a 10 basis point increase over the prior quarter. The loan portfolio yield increased 4 basis points to 6.24%. The yield on trading securities increased 30 basis points to 5.15% and the yield on available-for-sale securities increased 13 basis points to 4.11%.
Funding costs were 2.96%, up 3 basis points. The cost of interest-bearing deposits increased 3 basis points to 2.70%. The cost of other borrowings increased 2 basis points to 3.90%, while the cost of funds purchased and repurchase agreements decreased 2 basis points to 3.07%. The benefit to net interest margin from assets funded by noninterest-bearing liabilities was 59 basis points, an increase of 2 basis points.

Other Operating Revenue

(Dollars in thousands)	Sep. 30, 2026	June 30, 2026	Change	% Change
Brokerage and trading revenue	$19,451	$32,450	$(12,999)	(40.1)%
Transaction card revenue	32,205	31,597	608	1.9%
Fiduciary and asset management revenue	69,863	71,007	(1,144)	(1.6)%
Deposit service charges and fees	34,140	33,326	814	2.4%
Mortgage banking revenue	16,740	18,985	(2,245)	(11.8)%
Other revenue	15,556	14,627	929	6.4%
Total fees and commissions	187,955	201,992	(14,037)	(6.9)%
Other gains, net	5,693	42,415	(36,722)	N/A
Loss on derivatives, net	(19,282)	(8,490)	(10,792)	N/A
Loss on fair value option securities, net	(1,151)	—	(1,151)	N/A
Change in fair value of mortgage servicing rights	18,256	6,300	11,956	N/A
Loss on available-for-sale securities, net	—	(4,645)	4,645	N/A
Total other operating revenue	$191,471	$237,572	$(46,101)	(19.4)%
Fees and commissions revenue totaled $188.0 million for the third quarter of 2026, decreasing $14.0 million compared to the prior quarter.
Brokerage and trading revenue decreased $13.0 million to $19.5 million, primarily driven by an unfavorable rate environment and lower fixed-income trading volumes during the quarter. The nearly 80 basis point increase in the 10-year Treasury yield reduced customer demand for fixed-income products and mortgage-related activity, resulting in lower transaction volumes and trading revenues.
Mortgage banking revenue decreased $2.2 million, driven by a decline in mortgage production volume and spreads due to rising mortgage interest rates. Production revenue as a percentage of production volume decreased 77 basis points to 0.06%.
Fiduciary and asset management revenue decreased $1.1 million, as the prior quarter benefited from seasonal tax preparation fees. Excluding this seasonal revenue, fiduciary and asset management revenue increased over the prior quarter.
Other gains, net, were a net gain of $5.7 million compared to a net gain of $42.4 million in the prior quarter. The second quarter of 2026 included a $30.9 million pre-tax gain, net of economic hedge, related to the exchange of our Visa B shares under the exchange offer by Visa, Inc. The current quarter included a net gain on investments related to deferred compensation of $1.8 million compared to a net gain of $8.8 million in the prior quarter.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Operating Expense

(Dollars in thousands)	Sep. 30, 2026	June 30, 2026	Change	% Change
Personnel	$213,251	$214,094	$(843)	(0.4)%
Business promotion	9,676	11,152	(1,476)	(13.2)%
Professional fees and services	14,310	13,799	511	3.7%
Net occupancy and equipment	32,960	34,151	(1,191)	(3.5)%
FDIC and other insurance	6,350	6,183	167	2.7%
Data processing and communications	54,320	51,707	2,613	5.1%
Printing, postage, and supplies	3,888	3,745	143	3.8%
Amortization of intangible assets	2,311	2,390	(79)	(3.3)%
Mortgage banking costs	10,664	11,879	(1,215)	(10.2)%
Other expense	12,931	12,579	352	2.8%
Total operating expense	$360,661	$361,679	$(1,018)	(0.3)%
Total operating expense remained stable at $360.7 million for the third quarter of 2026. The third quarter included $1.7 million of deferred compensation expense offset by gains on related investments in Other gains, net. Excluding the impact of deferred compensation, total operating expense increased $6.4 million.
Personnel costs increased $6.5 million excluding the impact of deferred compensation. Regular compensation expense increased $3.2 million, primarily reflecting investments in talent, including the addition of revenue-producing personnel. Cash-based incentive compensation increased $1.2 million due to strong loan production during the quarter. Employee benefits expense increased $1.1 million, driven by higher employee healthcare costs, partially offset by a seasonal decrease in payroll taxes.
Non-personnel expense was consistent with the prior quarter. A $2.6 million increase in data processing and communications expense, primarily driven by higher software costs, was fully offset by decreases in business promotion expense and net occupancy and equipment costs. Mortgage banking costs decreased $1.2 million due to lower loan payoff activity during the quarter.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Loans

(Dollars in thousands)	Sep. 30, 2026	June 30, 2026	Change	% Change
Commercial:
Services	$4,071,262	$4,099,879	$(28,617)	(0.7)%
Healthcare	4,025,188	4,083,814	(58,626)	(1.4)%
Energy	3,316,625	3,052,662	263,963	8.6%
Mortgage finance	588,956	451,826	137,130	30.4%
General business	4,653,214	4,609,267	43,947	1.0%
Total commercial	16,655,245	16,297,448	357,797	2.2%

Commercial real estate:
Multifamily	2,550,096	2,570,246	(20,150)	(0.8)%
Industrial	1,448,975	1,283,315	165,660	12.9%
Office	840,859	852,721	(11,862)	(1.4)%
Retail	706,760	670,893	35,867	5.3%
Residential construction and land development	112,124	111,668	456	0.4%
Other commercial real estate	474,481	396,487	77,994	19.7%
Total commercial real estate	6,133,295	5,885,330	247,965	4.2%

Loans to individuals:
Residential mortgage	2,860,238	2,847,768	12,470	0.4%
Residential mortgage guaranteed by U.S. government agencies	161,171	159,886	1,285	0.8%
Personal	1,919,555	1,893,283	26,272	1.4%
Total loans to individuals	4,940,964	4,900,937	40,027	0.8%

Total loans	$27,729,504	$27,083,715	$645,789	2.4%
Outstanding loans were $27.7 billion at September 30, 2026, a $646 million increase over June 30, 2026, led by energy loans, commercial real estate loans secured by industrial facilities, and mortgage finance loans. Unfunded loan commitments were $16.6 billion at September 30, 2026, consistent with the prior quarter.
Outstanding commercial loan balances, which include services, healthcare, energy, mortgage finance, and general business loans, increased $358 million over the prior quarter.
Energy loan balances grew by $264 million to $3.3 billion, or 12% of total loans. The majority of this portfolio is first lien, senior secured, reserve-based lending to oil and gas producers, which we believe is the lowest risk form of energy lending. Approximately 72% of committed production loans are secured by properties primarily producing oil. The remaining 28% are secured by properties primarily producing natural gas. Unfunded energy loan commitments were $4.3 billion at September 30, 2026, a $273 million decrease compared to June 30, 2026.
The Company launched the residential mortgage finance line of business in the third quarter of 2025, and these loan balances increased by $137 million during the current quarter to $589 million, or 2% of total loans. Mortgage finance loans primarily consist of warehouse lending facilities to Independent Mortgage Bankers to fund residential mortgages.
General business loans increased $44 million to $4.7 billion, or 17% of total loans. General business loans consist of $3.0 billion of wholesale/retail loans and $1.6 billion of loans from other commercial industries.
Services sector loan balances decreased $29 million compared to the prior quarter and totaled $4.1 billion, or 15% of total loans. Services sector loans consist of a large number of loans to a variety of businesses, including state and local municipal government entities, Native American tribal government and casino operations, foundations and not-for-profit organizations, educational services, and specialty trade contractors.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Healthcare sector loan balances decreased $59 million and totaled $4.0 billion, or 15% of total loans. Our healthcare sector loans primarily consist of $3.1 billion of loans for the development and operation of senior housing and care facilities, including independent living, assisted living, and skilled nursing. Generally, we loan to borrowers with a portfolio of multiple facilities, which serves to help diversify risks specific to a single facility.
Commercial real estate loan balances increased $248 million to $6.1 billion, representing 22% of total loans. Loans secured by industrial facilities increased $166 million, other real estate loans increased $78 million, and loans secured by retail facilities increased $36 million. Loans secured by multifamily residential properties decreased $20 million and loans secured by office facilities decreased $12 million to $841 million. Unfunded commercial real estate loan commitments were $2.4 billion at September 30, 2026, a $105 million increase over June 30, 2026. We take a disciplined approach to managing our concentration of commercial real estate loan commitments as a percentage of capital.
Loans to individuals increased $40 million to $4.9 billion and represented 18% of total loans. Personal loans increased by $26 million and residential mortgage loans increased $14 million. Personal loans consist primarily of loans to Wealth Management clients secured by the cash surrender value of insurance policies or marketable securities. Personal loans also include direct loans secured by and for the purchase of automobiles, recreational and marine equipment, as well as unsecured loans.

Period End & Average Deposits

(Dollars in thousands)	Sep. 30, 2026	June 30, 2026	Change	% Change
Period end deposits
Demand	$7,839,541	$7,861,661	$(22,120)	(0.3)%
Interest-bearing transaction	26,892,362	27,242,418	(350,056)	(1.3)%
Savings	896,472	900,480	(4,008)	(0.4)%
Time	3,903,004	3,851,282	51,722	1.3%
Total deposits	$39,531,379	$39,855,841	$(324,462)	(0.8)%

Average deposits
Demand	$7,709,027	$7,682,623	$26,404	0.3%
Interest-bearing transaction	27,036,654	26,826,903	209,751	0.8%
Savings	897,005	902,531	(5,526)	(0.6)%
Time	3,891,451	3,818,067	73,384	1.9%
Total average deposits	$39,534,137	$39,230,124	$304,013	0.8%
Our funding sources, which primarily include deposits and wholesale borrowings, provide adequate liquidity to meet our needs. The loan to deposit ratio was 70% at September 30, 2026, compared to 68% at June 30, 2026, providing significant on-balance sheet liquidity to meet future loan demand and contractual obligations.
Period end deposits totaled $39.5 billion at September 30, 2026, a $324 million decrease. Interest-bearing transaction accounts decreased $350 million, demand deposits decreased $22 million, and time deposits increased $52 million.
Average deposits were $39.5 billion during the third quarter, a $304 million increase. Average interest-bearing transaction accounts increased $210 million, average time deposits increased $73 million, and average demand deposits increased $26 million.
Average Commercial Banking deposits increased $162 million to $19.1 billion, or 48% of total deposits. Our commercial deposit portfolio is highly diversified across industries and customers. The highest concentration by industry within our commercial deposit portfolio is with our energy customers representing 9% of our total deposits. Average Consumer Banking deposits increased $42 million to $8.6 billion, or 22% of total deposits. Average Wealth Management deposits increased by $102 million to $10.8 billion, or 27% of total deposits. Average Funds Management and Other deposits were largely unchanged at $1.1 billion, or 3% of total deposits.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Capital

	Minimum Capital Requirement	Capital Conservation Buffer	Minimum Capital Requirement Including Capital Conservation Buffer	Sep. 30, 2026	June 30, 2026
Common equity Tier 1	4.50%	2.50%	7.00%	12.73%	12.89%
Tier 1 capital	6.00%	2.50%	8.50%	12.73%	12.89%
Total capital	8.00%	2.50%	10.50%	14.43%	14.67%
Tier 1 leverage	4.00%	N/A	4.00%	9.95%	9.81%
Tangible common equity ratio[1]				9.16%	9.61%

Common stock repurchased (shares)				—	2,519
Average price per share repurchased				$—	$129.89
The company's common equity Tier 1 capital ratio was 12.73% at September 30, 2026. In addition, the company's Tier 1 capital ratio was 12.73%, total capital ratio was 14.43%, and leverage ratio was 9.95% at September 30, 2026. At June 30, 2026, the company's common equity Tier 1 capital ratio was 12.89%, Tier 1 capital ratio was 12.89%, total capital ratio was 14.67%, and leverage ratio was 9.81%.
The company's tangible common equity ratio1, a non-GAAP measure, was 9.16% at September 30, 2026, and 9.61% at June 30, 2026. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available-for-sale securities.
No shares of common stock were repurchased during the third quarter of 2026. The company repurchased 2,519 shares of common stock at an average price of $129.89 per share in the second quarter of 2026. We view buybacks opportunistically, but within the context of maintaining our strong capital position.

Credit Quality
Nonperforming assets totaled $67 million, or 0.24% of outstanding loans and repossessed assets, at September 30, 2026, compared to $63 million, or 0.23%, at June 30, 2026. Excluding loans guaranteed by U.S. government agencies, nonperforming assets totaled $58 million, or 0.21% of outstanding loans and repossessed assets, at September 30, 2026, compared to $55 million, or 0.20%, at June 30, 2026.
Nonaccruing loans increased $4.1 million compared to June 30, 2026. New nonaccruing loans identified in the third quarter totaled $12 million, offset by $4.7 million in payments received, $1.7 million in charge-offs, and $1.2 million in loans that returned to accrual status. Nonaccruing healthcare loans increased $4.0 million and nonaccruing loans to individuals increased $1.6 million, while nonaccruing general business loans decreased $1.3 million.
Net charge-offs were $886 thousand, or 0.01% of average loans on an annualized basis, in the third quarter. At September 30, 2026, net charge-offs for the trailing twelve months were $4.7 million, or 0.02% of average loans. Net charge-offs were $500 thousand, or 0.01% of average loans on an annualized basis, in the second quarter of 2026.
No provision for expected credit losses was necessary for the third quarter of 2026. An improvement in economic forecast assumptions, primarily GDP growth and lower unemployment, compared to the prior quarter was offset by the impact of loan growth during the quarter.
At September 30, 2026, the combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments was $322 million, or 1.16% of outstanding loans and 555% of nonaccruing loans, excluding residential mortgage loans guaranteed by U.S. government agencies. At June 30, 2026, the combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments was $323 million, or 1.19% of outstanding loans and 592% of nonaccruing loans, excluding residential mortgage loans guaranteed by U.S. government agencies.

1     See Explanation and Reconciliation of Non-GAAP Measures - Unaudited section following.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Securities & Derivatives
The fair value of the available-for-sale securities portfolio totaled $13.9 billion at September 30, 2026, a $277 million increase compared to June 30, 2026. At September 30, 2026, the available-for-sale securities portfolio consisted primarily of $10.5 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.5 billion of commercial mortgage-backed securities fully backed by U.S. government agencies. At September 30, 2026, the available-for-sale securities portfolio had a net unrealized loss of $650 million, compared to $256 million at June 30, 2026.
We hold an inventory of trading securities in support of sales to a variety of customers. At September 30, 2026, the trading securities portfolio totaled $4.1 billion, compared to $5.0 billion at June 30, 2026.
Derivative contracts are carried at fair value. At September 30, 2026, the net fair values of derivative contracts, before consideration of cash margin, reported as assets under our customer risk management programs totaled $910 million, compared to $445 million at June 30, 2026. The aggregate net fair value of derivative contracts, before consideration of cash margin, held under these programs reported as liabilities totaled $882 million at September 30, 2026, and $433 million at June 30, 2026.
The company also maintains a portfolio of residential mortgage-backed and commercial mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights. This portfolio of fair value option securities decreased $1.5 million to $27 million at September 30, 2026.
The net cost of the changes in the fair value of mortgage servicing rights and related economic hedges was $887 thousand during the third quarter of 2026, including a $19.1 million decrease in the fair value of securities and derivative contracts held as an economic hedge, an $18.3 million increase in the fair value of mortgage servicing rights, and $3 thousand of related net interest expense.

Third Quarter 2026 Segment Highlights

	Commercial Banking		Consumer Banking		Wealth Management

(In thousands)	Sep. 30, 2026	June 30, 2026	Sep. 30, 2026	June 30, 2026	Sep. 30, 2026	June 30, 2026
Net interest income and fee revenue	$241,184	$240,406	$95,784	$95,759	$141,148	$146,459
Net loans charged-off (recovered)	1,474	(145)	1,302	1,118	(25)	(5)
Personnel expense	51,155	50,042	26,136	24,715	68,260	66,332
Non-personnel expense	32,426	32,049	38,206	38,721	27,408	27,866
Net income before taxes	140,712	146,160	14,468	13,555	28,846	34,977

Average loans	$22,357,163	$22,003,116	$2,675,121	$2,633,853	$2,562,344	$2,479,191
Average deposits	19,080,487	18,918,188	8,635,318	8,592,876	10,757,766	10,656,194
Assets under management or administration					$129,333,432	$129,271,398
Commercial Banking contributed $140.7 million to net income before taxes in the third quarter of 2026, a decrease of $5.4 million compared to the second quarter of 2026. Combined net interest income and fee revenue totaled $241.2 million, consistent with the prior quarter. Net interest income increased $2.9 million due to increased loan volumes. Investment banking revenue decreased $4.3 million due to lower loan syndication fees. Other operating expense increased $1.5 million, primarily reflecting investments in talent, including the addition of revenue-producing personnel during the quarter. Other gains, net, were $1.9 million for the third quarter of 2026, compared to $4.3 million in the second quarter of 2026 from merchant banking activities. Average loans increased $354 million, or 2%, to $22.4 billion. Average deposits remained stable at $19.1 billion.

BOK Financial Corporation quarterly earnings release	Exhibit 99.1(a)
Consumer Banking contributed $14.5 million to net income before taxes in the third quarter of 2026, largely unchanged from the prior quarter. Combined net interest income and fee revenue totaled $95.8 million, consistent with the prior quarter. Personnel expense increased $1.4 million which was fully offset by lower corporate expense allocations. Average loans increased $41 million, or 2%, to $2.7 billion. Average deposits were largely unchanged at $8.6 billion.
Wealth Management contributed $28.8 million to net income before taxes in the third quarter of 2026, a decrease of $6.1 million compared to the second quarter of 2026. Combined net interest income and fee revenue decreased $5.3 million. Total revenue from trading activities decreased $9.9 million reflecting an unfavorable rate environment and lower fixed-income trading volumes during the quarter. Investment banking revenue increased $5.2 million due to higher municipal underwriting and financial advisory fees. Other operating expense increased $1.5 million, primarily due to higher cash-based incentive compensation costs, reflecting stronger underwriting activity during the quarter. Average loans increased $83 million, or 3%, to $2.6 billion. Average deposits were largely unchanged at $10.8 billion. Assets under management or administration remained stable at $129.3 billion.

Conference Call & Webcast
The company will host a conference call at noon Central time on Tuesday, October 20, 2026, to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at bokf.com. The conference call can also be accessed by dialing 1-833-461-5787 toll free, or 1-585-542-9983, meeting ID: 717 984 566. A webcast replay will also be available shortly after the conclusion of the live call at bokf.com or by dialing 1-833-309-1852 and referencing replay meeting ID: 717 984 566.

About BOK Financial Corporation
BOK Financial Corporation is a $54 billion regional financial services company headquartered in Tulsa, Oklahoma with $129 billion in assets under management or administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc.; and BOK Financial Private Wealth, Inc. BOKF, NA's holdings include TransFund and Cavanal Hill Investment Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque; Bank of Oklahoma; Bank of Texas; and BOK Financial in Arizona, Arkansas, Colorado, Kansas and Missouri; as well as having limited purpose offices in Connecticut, Nebraska, Tennessee, and Wisconsin. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of September 30, 2026 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial Corporation, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “outlook,” “projects,” “will,” “intends,” “may,” “could,” “should,” “would,” “potential,” “continue,” “seek,” “target,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that acquisitions and growth endeavors will be profitable are statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified and for which BOK Financial assumes no responsibility for the accuracy or completeness. These various forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. All statements other than statements of historical fact are forward-looking statements. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to: changes in government; changes in governmental economic policy, including tariffs; changes in commodity prices; interest rates and interest rate relationships; inflation; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulations; tax laws; prices, levies and assessments; the impact of technological advances; trends in customer behavior as well as their ability to repay loans; credit quality deterioration; cybersecurity incidents and data breaches; operational failures or interruptions; liquidity risks; capital adequacy requirements; litigation and regulatory enforcement actions; and other risks detailed in BOK Financial Corporation’s filings with the Securities and Exchange Commission. BOK Financial Corporation and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
BALANCE SHEETS – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Sep 30, 2026	June 30, 2026
Assets
Cash and due from banks	$878,300	$975,769
Interest-bearing cash and cash equivalents	387,089	545,597
Trading securities	4,056,856	4,952,988
Investment securities, net of allowance	1,567,688	1,627,281
Available-for-sale securities	13,859,871	13,582,780
Fair value option securities	26,959	28,461
Restricted equity securities	334,911	298,418
Residential mortgage loans held for sale	82,884	102,531
Loans:
Commercial	16,655,245	16,297,448
Commercial real estate	6,133,295	5,885,330
Loans to individuals	4,940,964	4,900,937
Total loans	27,729,504	27,083,715
Allowance for loan losses	(272,565)	(277,474)
Loans, net of allowance	27,456,939	26,806,241
Premises and equipment, net	612,261	651,641
Receivables	278,319	292,415
Goodwill	1,044,749	1,044,749
Intangible assets, net	15,961	29,828
Mortgage servicing rights	346,586	333,998
Real estate and other repossessed assets, net of allowance	303	508
Derivative contracts, net	864,125	324,711
Cash surrender value of bank-owned life insurance	426,282	423,126
Receivable on unsettled securities sales	776,544	39,673
Other assets	1,058,551	1,118,572
Total assets	$54,075,178	$53,179,287

Liabilities
Deposits:
Demand	$7,839,541	$7,861,661
Interest-bearing transaction	26,892,362	27,242,418
Savings	896,472	900,480
Time	3,903,004	3,851,282
Total deposits	39,531,379	39,855,841
Funds purchased and repurchase agreements	1,838,395	1,503,916
Other borrowings	3,769,253	3,073,995
Subordinated debentures	396,697	396,661
Accrued interest, taxes, and expense	309,229	292,534
Due on unsettled securities purchases	1,327,763	1,155,712
Derivative contracts, net	520,298	325,231
Other liabilities	467,112	490,499
Total liabilities	48,160,126	47,094,389
Shareholders' equity
Capital, surplus, and retained earnings	6,458,944	6,332,631
Accumulated other comprehensive loss	(544,453)	(249,525)
Total shareholders’ equity	5,914,491	6,083,106
Non-controlling interests	561	1,792
Total equity	5,915,052	6,084,898
Total liabilities and equity	$54,075,178	$53,179,287

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
AVERAGE BALANCE SHEETS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended
(In thousands)	Sep 30, 2026	June 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025
Assets
Interest-bearing cash and cash equivalents	$534,863	$550,518	$577,641	$546,045	$495,091
Trading securities	5,908,204	5,876,732	5,617,531	5,295,598	5,603,200
Investment securities, net of allowance	1,591,744	1,676,175	1,747,860	1,804,984	1,861,565
Available-for-sale securities	13,854,420	13,554,693	13,614,473	13,564,939	13,386,515
Fair value option securities	27,833	71,064	126,772	72,229	105,651
Restricted equity securities	439,155	461,753	361,514	250,430	337,055
Residential mortgage loans held for sale	92,731	93,685	77,105	91,414	91,422
Loans:
Commercial	16,374,803	16,015,484	15,430,740	15,037,471	14,490,145
Commercial real estate	5,972,277	5,914,630	5,779,715	5,581,588	5,743,572
Loans to individuals	4,890,623	4,839,524	4,715,130	4,623,492	4,592,422
Total loans	27,237,703	26,769,638	25,925,585	25,242,551	24,826,139
Allowance for loan losses	(276,455)	(277,546)	(276,437)	(277,580)	(277,398)
Loans, net of allowance	26,961,248	26,492,092	25,649,148	24,964,971	24,548,741
Total earning assets	49,410,198	48,776,712	47,772,044	46,590,610	46,429,240
Cash and due from banks	1,033,468	979,068	963,980	988,135	960,602
Derivative contracts, net	580,254	662,250	421,256	268,675	317,732
Cash surrender value of bank-owned life insurance	424,214	422,700	422,540	420,167	417,261
Receivable on unsettled securities sales	223,492	196,521	173,506	227,678	162,035
Other assets	3,410,011	3,520,847	3,369,683	3,357,081	3,405,206
Total assets	$55,081,637	$54,558,098	$53,123,009	$51,852,346	$51,692,076

Liabilities
Deposits:
Demand	$7,709,027	$7,682,623	$7,693,948	$8,009,082	$7,894,847
Interest-bearing transaction	27,036,654	26,826,903	26,707,581	27,396,541	26,076,475
Savings	897,005	902,531	877,650	852,390	867,939
Time	3,891,451	3,818,067	3,701,080	3,729,596	3,641,985
Total deposits	39,534,137	39,230,124	38,980,259	39,987,609	38,481,246
Funds purchased and repurchase agreements	375,717	520,881	924,228	1,185,566	873,800
Other borrowings	7,163,522	6,922,451	5,349,061	3,008,388	5,048,301
Subordinated debentures	396,678	396,642	396,606	241,482	—
Derivative contracts, net	386,728	291,598	302,403	317,206	332,893
Due on unsettled securities purchases	516,586	494,740	418,478	452,673	329,361
Other liabilities	626,273	661,187	727,779	697,979	663,323
Total liabilities	48,999,641	48,517,623	47,098,814	45,890,903	45,728,924
Total equity	6,081,996	6,040,475	6,024,195	5,961,443	5,963,152
Total liabilities and equity	$55,081,637	$54,558,098	$53,123,009	$51,852,346	$51,692,076

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
STATEMENTS OF EARNINGS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except share and per share data)	2026	2025	2026	2025
Interest revenue	$666,351	$644,453	$1,921,410	$1,905,450
Interest expense	296,376	306,807	857,051	923,387
Net interest income	369,975	337,646	1,064,359	982,063
Provision for credit losses	—	2,000	—	2,000
Net interest income after provision for credit losses	369,975	335,646	1,064,359	980,063
Other operating revenue:
Brokerage and trading revenue	19,451	43,239	95,507	112,432
Transaction card revenue	32,205	29,463	95,767	86,116
Fiduciary and asset management revenue	69,863	63,878	207,351	188,814
Deposit service charges and fees	34,140	31,896	99,684	93,490
Mortgage banking revenue	16,740	19,764	56,688	58,572
Other revenue	15,556	16,190	44,727	46,452
Total fees and commissions	187,955	204,430	599,724	585,876
Other gains, net	5,693	8,264	47,892	15,679
Gain (loss) on derivatives, net	(19,282)	(453)	(32,146)	14,647
Gain (loss) on fair value option securities, net	(1,151)	630	(3,225)	2,067
Change in fair value of mortgage servicing rights	18,256	(2,375)	32,711	(14,634)
Gain (loss) on available-for-sale securities, net	—	213	(4,645)	213
Total other operating revenue	191,471	210,709	640,311	603,848
Other operating expense:
Personnel	213,251	226,347	638,519	655,243
Business promotion	9,676	9,960	30,054	27,917
Professional fees and services	14,310	15,137	42,404	43,808
Net occupancy and equipment	32,960	33,040	100,293	98,689
FDIC and other insurance	6,350	7,302	18,218	20,328
FDIC special assessment	—	(1,209)	—	(1,209)
Data processing and communications	54,320	50,062	157,795	147,237
Printing, postage, and supplies	3,888	4,036	11,312	11,742
Amortization of intangible assets	2,311	2,656	7,144	7,964
Mortgage banking costs	10,664	10,668	34,300	25,068
Other expense	12,931	11,771	36,467	35,015
Total other operating expense	360,661	369,770	1,076,506	1,071,802

Net income before taxes	200,785	176,585	628,164	512,109
Federal and state income taxes	40,910	35,714	135,987	111,397
Net income	159,875	140,871	492,177	400,712
Net income (loss) attributable to non-controlling interests	22	(23)	19	23
Net income attributable to BOK Financial Corporation shareholders	$159,853	$140,894	$492,158	$400,689

Earnings per share:
Basic and diluted	$2.64	$2.22	$8.14	$6.27

Average shares used in computation:
Basic and diluted	60,101,757	62,840,270	60,072,208	63,196,043

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
QUARTERLY EARNINGS TREND – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except share and per share data)	Sep 30, 2026	June 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025
Interest revenue	$666,351	$639,134	$615,925	$625,818	$644,453
Interest expense	296,376	287,304	273,371	280,537	306,807
Net interest income	369,975	351,830	342,554	345,281	337,646
Provision for credit losses	—	—	—	—	2,000
Net interest income after provision for credit losses	369,975	351,830	342,554	345,281	335,646
Other operating revenue:
Brokerage and trading revenue	19,451	32,450	43,606	47,310	43,239
Transaction card revenue	32,205	31,597	31,965	31,564	29,463
Fiduciary and asset management revenue	69,863	71,007	66,481	68,347	63,878
Deposit service charges and fees	34,140	33,326	32,218	32,039	31,896
Mortgage banking revenue	16,740	18,985	20,963	19,013	19,764
Other revenue	15,556	14,627	14,544	16,591	16,190
Total fees and commissions	187,955	201,992	209,777	214,864	204,430
Other gains (losses), net	5,693	42,415	(216)	28,078	8,264
Loss on derivatives, net	(19,282)	(8,490)	(4,374)	(2,366)	(453)
Gain (loss) on fair value option securities, net	(1,151)	—	(2,074)	551	630
Change in fair value of mortgage servicing rights	18,256	6,300	8,155	1,407	(2,375)
Gain (loss) on available-for-sale securities, net	—	(4,645)	—	1,748	213
Total other operating revenue	191,471	237,572	211,268	244,282	210,709
Other operating expense:
Personnel	213,251	214,094	211,174	222,726	226,347
Business promotion	9,676	11,152	9,226	11,516	9,960
Professional fees and services	14,310	13,799	14,295	18,371	15,137
Net occupancy and equipment	32,960	34,151	33,182	32,693	33,040
FDIC and other insurance	6,350	6,183	5,685	6,078	7,302
FDIC special assessment	—	—	—	(9,479)	(1,209)
Data processing and communications	54,320	51,707	51,768	51,299	50,062
Printing, postage, and supplies	3,888	3,745	3,679	4,077	4,036
Amortization of intangible assets	2,311	2,390	2,443	2,656	2,656
Mortgage banking costs	10,664	11,879	11,757	10,663	10,668
Other expense	12,931	12,579	10,957	10,454	11,771
Total other operating expense	360,661	361,679	354,166	361,054	369,770

Net income before taxes	200,785	227,723	199,656	228,509	176,585
Federal and state income taxes	40,910	51,141	43,936	51,243	35,714
Net income	159,875	176,582	155,720	177,266	140,871
Net income (loss) attributable to non-controlling interests	22	43	(46)	(35)	(23)
Net income attributable to BOK Financial Corporation shareholders	$159,853	$176,539	$155,766	$177,301	$140,894

Earnings per share:
Basic and diluted	$2.64	$2.92	$2.58	$2.89	$2.22

Average shares used in computation:
Basic and diluted	60,101,757	60,080,833	60,033,282	60,916,929	62,840,270

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
FINANCIAL HIGHLIGHTS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio, share, and per share data)	Sep 30, 2026	June 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025
Capital:
Period end shareholders' equity	$5,914,491	$6,083,106	$5,973,175	$5,918,646	$6,022,535
Risk-weighted assets	$42,542,692	$40,936,020	$40,777,918	$38,966,948	$38,136,467
Risk-based capital ratios:
Common equity Tier 1	12.73%	12.89%	12.61%	12.90%	13.60%
Tier 1	12.73%	12.89%	12.61%	12.90%	13.61%
Total capital	14.43%	14.67%	14.39%	14.77%	14.48%
Leverage ratio	9.95%	9.81%	9.85%	9.86%	10.19%
Tangible common equity ratio[1]	9.16%	9.61%	9.29%	9.46%	10.06%

Common stock:
Book value per share	$97.34	$100.11	$98.31	$97.63	$95.22
Tangible book value per share	$79.89	$82.42	$80.58	$79.83	$78.11
Market value per share:
High	$146.84	$139.73	$138.42	$122.16	$114.17
Low	$125.96	$123.24	$113.53	$102.72	$96.89
Cash dividends paid	$38,123	$38,116	$38,118	$38,042	$36,122
Dividend payout ratio	23.85%	21.59%	24.47%	21.46%	25.64%
Shares outstanding, net	60,758,773	60,766,867	60,759,992	60,620,507	63,247,676
Stock buy-back program:
Shares repurchased	—	2,519	—	2,617,414	365,547
Amount	$—	$327	$—	$282,645	$40,575
Average price paid per share[2]	$—	$129.89	$—	$107.99	$111.00

Performance ratios (quarter annualized):
Return on average assets	1.15%	1.30%	1.19%	1.36%	1.08%
Return on average equity	10.43%	11.73%	10.49%	11.80%	9.38%
Return on average tangible common equity[1]	12.66%	14.27%	12.78%	14.42%	11.46%
Net interest margin	3.00%	2.91%	2.90%	2.98%	2.91%
Efficiency ratio[1]	63.52%	60.21%	63.21%	60.71%	66.66%
Adjusted efficiency ratio[1]	63.52%	63.49%	63.21%	64.89%	66.88%

Other data:
Tax-equivalent interest	$2,709	$2,719	$2,610	$2,555	$2,565
Net unrealized loss on available-for-sale securities	$(649,774)	$(256,458)	$(216,978)	$(132,566)	$(203,682)
1     See Explanation and Reconciliation of Non-GAAP Measures - Unaudited section following.
2     Excludes 1% excise tax on corporate stock repurchases.                                     14

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratio, share, and per share data)	Sep 30, 2026	June 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025
Mortgage banking:
Mortgage production revenue	$119	$2,174	$3,926	$1,963	$2,370

Mortgage loans funded for sale	$231,130	$280,838	$230,858	$230,376	$229,812
Add: Current period end outstanding commitments	45,385	65,547	83,674	49,048	67,842
Less: Prior period end outstanding commitments	65,547	83,674	49,048	67,842	64,508
Total mortgage production volume	$210,968	$262,711	$265,484	$211,582	$233,146

Mortgage loan refinances to mortgage loans funded for sale	16%	20%	30%	27%	13%
Realized margin on funded mortgage loans	0.39%	1.01%	1.22%	1.10%	0.96%
Production revenue as a percentage of production volume	0.06%	0.83%	1.48%	0.93%	1.02%

Mortgage servicing revenue	$16,621	$16,811	$17,037	$17,050	$17,394
Average outstanding principal balance of mortgage loans serviced for others	$21,335,683	$21,718,909	$22,109,450	$21,882,238	$22,269,300
Average mortgage servicing revenue rates	0.31%	0.31%	0.31%	0.31%	0.31%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Loss on derivatives, net	$(17,989)	$(7,324)	$(4,211)	$(2,651)	$(508)
Gain (loss) on fair value option securities, net	(1,151)	—	(2,074)	551	630
Gain (loss) on economic hedge of mortgage servicing rights	(19,140)	(7,324)	(6,285)	(2,100)	122
Change in fair value of mortgage servicing rights	18,256	6,300	8,155	1,407	(2,375)
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	(884)	(1,024)	1,870	(693)	(2,253)
Net interest income (expense) on fair value option securities[3]	(3)	110	86	114	169
Total economic benefit (cost) of changes in the fair value of mortgage servicing rights, net of economic hedges	$(887)	$(914)	$1,956	$(579)	$(2,084)

3     Actual interest earned on fair value option securities less internal transfer-priced cost of funds.                      15

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURES – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratio and per share data)	Sep 30, 2026	June 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025
Reconciliation of tangible common equity ratio:
Total shareholders' equity	$5,914,491	$6,083,106	$5,973,175	$5,918,646	$6,022,535
Less: Goodwill and intangible assets, net	1,060,710	1,074,577	1,077,052	1,079,501	1,082,125
Tangible common equity	$4,853,781	$5,008,529	$4,896,123	$4,839,145	$4,940,410

Total assets	$54,075,178	$53,179,287	$53,760,405	$52,237,501	$50,193,387
Less: Goodwill and intangible assets, net	1,060,710	1,074,577	1,077,052	1,079,501	1,082,125
Tangible assets	$53,014,468	$52,104,710	$52,683,353	$51,158,000	$49,111,262

Tangible common equity ratio	9.16%	9.61%	9.29%	9.46%	10.06%

Reconciliation of return on average tangible common equity:
Total average shareholders' equity	$6,080,564	$6,038,651	$6,022,247	$5,959,186	$5,960,711
Less: Average goodwill and intangible assets, net	1,069,452	1,075,733	1,078,240	1,080,758	1,083,390
Average tangible common equity	$5,011,112	$4,962,918	$4,944,007	$4,878,428	$4,877,321

Net income attributable to BOK Financial Corporation shareholders	$159,853	$176,539	$155,766	$177,301	$140,894

Return on average tangible common equity	12.66%	14.27%	12.78%	14.42%	11.46%

Calculation of efficiency ratio and adjusted efficiency ratio:
Total other operating expense	$360,661	$361,679	$354,166	$361,054	$369,770
Less: Amortization of intangible assets	2,311	2,390	2,443	2,656	2,656
Numerator for efficiency ratio	$358,350	$359,289	$351,723	$358,398	$367,114
Less: FDIC special assessment benefit	—	—	—	(9,479)	(1,209)
Numerator for adjusted efficiency ratio	$358,350	$359,289	$351,723	$367,877	$368,323

Net interest income	$369,975	$351,830	$342,554	$345,281	$337,646
Add: Tax-equivalent adjustment	2,709	2,719	2,610	2,555	2,565
Tax-equivalent net interest income	372,684	354,549	345,164	347,836	340,211
Add: Total other operating revenue	191,471	237,572	211,268	244,282	210,709
Less: Gain (loss) on available-for-sale securities, net	—	(4,645)	—	1,748	213
Denominator for efficiency ratio	$564,155	$596,766	$556,432	$590,370	$550,707
Less: Gain on sale of merchant banking investment	—	—	—	23,475	—
Less: Gain on exchange of Visa shares	—	30,908	—	—	—
Denominator for adjusted efficiency ratio	$564,155	$565,858	$556,432	$566,895	$550,707

Efficiency ratio	63.52%	60.21%	63.21%	60.71%	66.66%
Adjusted efficiency ratio	63.52%	63.49%	63.21%	64.89%	66.88%

Reconciliation of pre-provision net revenue:
Net income before taxes	$200,785	$227,723	$199,656	$228,509	$176,585
Add: Provision for credit losses	—	—	—	—	2,000
Less: Net income (loss) attributable to non-controlling interests	22	43	(46)	(35)	(23)
Pre-provision net revenue	$200,763	$227,680	$199,702	$228,544	$178,608

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratio and per share data)	Sep 30, 2026	June 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025

Information on net interest income and net interest margin excluding trading activities:
Net interest income	$369,975	$351,830	$342,554	$345,281	$337,646
Less: Trading activities net interest income	21,337	18,283	15,366	13,211	14,325
Net interest income excluding trading activities	348,638	333,547	327,188	332,070	323,321
Add: Tax-equivalent adjustment	2,709	2,719	2,610	2,555	2,565
Tax-equivalent net interest income excluding trading activities	$351,347	$336,266	$329,798	$334,625	$325,886

Average interest-earning assets	$49,410,198	$48,776,712	$47,772,044	$46,590,610	$46,429,240
Less: Average trading activities interest-earning assets	5,908,204	5,876,732	5,617,531	5,295,598	5,603,200
Average interest-earning assets excluding trading activities	$43,501,994	$42,899,980	$42,154,513	$41,295,012	$40,826,040

Net interest margin on average interest-earning assets	3.00%	2.91%	2.90%	2.98%	2.91%
Net interest margin on average trading activities interest-earning assets	1.47%	1.25%	1.05%	1.04%	1.07%
Net interest margin on average interest-earning assets excluding trading activities	3.21%	3.13%	3.15%	3.22%	3.16%

Reconciliation of adjusted net income and earnings per share:
Net income attributable to BOK Financial Corporation shareholders	$159,853	$176,539	$155,766	$177,301	$140,894
Impact of FDIC special assessment benefit, net of tax	—	—	—	(7,239)	(923)
Gain on exchange of Visa shares, net of tax	—	(23,604)	—	—	—
Loss on repositioning of available-for-sale securities portfolio, net of tax	—	3,547	—	—	—
Gain on sale of merchant banking investment, net of tax	—	—	—	(17,928)	—
Adjusted net income	$159,853	$156,482	$155,766	$152,134	$139,971

Earnings per share	$2.64	$2.92	$2.58	$2.89	$2.22
Impact of FDIC special assessment benefit, net of tax	—	—	—	(0.12)	(0.01)
Gain on exchange of Visa shares, net of tax	—	(0.39)	—	—	—
Loss on repositioning of available-for-sale securities portfolio, net of tax	—	0.06	—	—	—
Gain on sale of merchant banking investment, net of tax	—	—	—	(0.29)	—
Adjusted earnings per share	$2.64	$2.59	$2.58	$2.48	$2.21

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
Explanation of Non-GAAP Measures
The tangible common equity ratio and return on average tangible common equity are primarily based on total shareholders' equity, which includes unrealized gains and losses on available-for-sale securities, less intangible assets and equity that do not benefit common shareholders. These measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from shareholders' equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income in shareholders' equity.
The efficiency ratio and adjusted efficiency ratio measure the company's ability to use its assets and manage its liabilities effectively in the current period.
Pre-provision net revenue is a measure of revenue less expenses and is calculated before provision for credit losses and income tax expense. This financial measure is frequently used by investors and analysts and enables them to assess a company's ability to generate earnings to cover credit losses through a credit cycle. It also provides an additional basis for comparing the results of operations between periods by isolating the impact of the provision for credit losses, which can vary significantly between periods.
Net interest income and net interest margin excluding trading activities removes the effect of trading activities on these metrics allowing management and investors to assess the performance of the company's core lending and deposit activities without the associated volatility from trading activities.
We believe adjusting net income and earnings per share for notable non-core items enhances comparability of results with prior periods, demonstrates the impact of significant items, and provides a useful measure for determining the company's expenses that are core to our business operations and are expected to recur over time.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
LOANS TREND – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Sep 30, 2026	June 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025
Commercial:
Services	$4,071,262	$4,099,879	$3,901,933	$3,911,917	$3,710,643
Healthcare	4,025,188	4,083,814	3,955,763	4,008,208	3,878,543
Energy	3,316,625	3,052,662	3,005,693	2,882,242	2,681,512
Mortgage finance	588,956	451,826	228,242	177,765	84,271
General business	4,653,214	4,609,267	4,481,452	4,300,935	4,157,971
Total commercial	16,655,245	16,297,448	15,573,083	15,281,067	14,512,940

Commercial real estate:
Multifamily	2,550,096	2,570,246	2,553,709	2,432,330	2,500,323
Industrial	1,448,975	1,283,315	1,418,626	1,368,436	1,396,795
Office	840,859	852,721	821,569	814,139	811,601
Retail	706,760	670,893	613,976	573,451	593,835
Residential construction and land development	112,124	111,668	109,480	129,783	122,033
Other commercial real estate	474,481	396,487	367,319	353,867	328,020
Total commercial real estate	6,133,295	5,885,330	5,884,679	5,672,006	5,752,607

Loans to individuals:
Residential mortgage	2,860,238	2,847,768	2,784,134	2,731,415	2,676,366
Residential mortgage guaranteed by U.S. government agencies	161,171	159,886	160,254	158,359	151,642
Personal	1,919,555	1,893,283	1,785,243	1,808,615	1,771,639
Total loans to individuals	4,940,964	4,900,937	4,729,631	4,698,389	4,599,647

Total loans	$27,729,504	$27,083,715	$26,187,393	$25,651,462	$24,865,194

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
LOANS MANAGED BY PRINCIPAL MARKET AREA – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Sep 30, 2026	June 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025
Texas:
Commercial	$7,661,864	$7,628,676	$7,489,036	$7,383,319	$6,800,577
Commercial real estate	2,212,490	2,063,517	2,149,123	2,057,016	2,107,335
Loans to individuals	1,086,029	1,090,244	1,077,386	1,066,827	1,037,831
Total Texas	10,960,383	10,782,437	10,715,545	10,507,162	9,945,743

Oklahoma:
Commercial	4,860,306	4,528,261	3,907,911	3,829,109	3,692,319
Commercial real estate	729,858	656,369	612,981	589,709	574,126
Loans to individuals	3,210,216	3,161,854	3,065,886	3,005,460	2,927,185
Total Oklahoma	8,800,380	8,346,484	7,586,778	7,424,278	7,193,630

Arizona:
Commercial	1,376,604	1,344,873	1,378,256	1,253,824	1,228,593
Commercial real estate	1,514,202	1,445,762	1,448,141	1,332,658	1,348,838
Loans to individuals	224,825	219,062	220,116	224,354	222,963
Total Arizona	3,115,631	3,009,697	3,046,513	2,810,836	2,800,394

Colorado:
Commercial	2,042,394	2,071,731	2,125,660	2,127,979	2,132,770
Commercial real estate	571,127	590,820	596,517	600,668	589,307
Loans to individuals	183,767	191,015	191,721	200,378	208,323
Total Colorado	2,797,288	2,853,566	2,913,898	2,929,025	2,930,400

Kansas/Missouri:
Commercial	343,240	337,120	291,075	282,189	270,068
Commercial real estate	517,797	529,988	537,709	571,331	618,052
Loans to individuals	182,004	182,925	117,617	142,392	142,408
Total Kansas/Missouri	1,043,041	1,050,033	946,401	995,912	1,030,528

New Mexico:
Commercial	305,757	310,768	308,712	311,636	282,479
Commercial real estate	527,230	538,269	484,623	465,228	458,720
Loans to individuals	46,242	47,787	48,099	49,589	51,056
Total New Mexico	879,229	896,824	841,434	826,453	792,255

Arkansas:
Commercial	65,080	76,019	72,433	93,011	106,134
Commercial real estate	60,591	60,605	55,585	55,396	56,229
Loans to individuals	7,881	8,050	8,806	9,389	9,881
Total Arkansas	133,552	144,674	136,824	157,796	172,244

Total BOK Financial	$27,729,504	$27,083,715	$26,187,393	$25,651,462	$24,865,194
Loans attributed to a principal market may not always represent the location of the borrower or the collateral.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
DEPOSITS BY PRINCIPAL MARKET AREA – UNAUDITED
BOK FINANCIAL CORPORATION

(In thousands)	Sep 30, 2026	June 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025
Oklahoma:
Demand	$3,527,086	$3,482,203	$3,463,094	$3,492,243	$3,520,203
Interest-bearing:
Transaction	13,079,586	13,623,048	13,629,679	13,732,961	13,352,070
Savings	563,986	563,466	561,079	532,284	520,995
Time	2,388,448	2,371,623	2,245,523	2,232,078	2,356,945
Total interest-bearing	16,032,020	16,558,137	16,436,281	16,497,323	16,230,010
Total Oklahoma	19,559,106	20,040,340	19,899,375	19,989,566	19,750,213

Texas:
Demand	2,209,001	2,178,864	2,071,766	2,177,256	2,194,177
Interest-bearing:
Transaction	7,653,569	7,167,229	6,447,755	6,691,395	6,427,135
Savings	146,584	148,701	153,501	149,593	147,560
Time	701,037	673,126	676,876	647,158	649,757
Total interest-bearing	8,501,190	7,989,056	7,278,132	7,488,146	7,224,452
Total Texas	10,710,191	10,167,920	9,349,898	9,665,402	9,418,629

Colorado:
Demand	862,461	977,110	881,440	1,152,203	929,383
Interest-bearing:
Transaction	1,998,927	2,210,988	2,072,825	2,137,579	2,204,899
Savings	58,749	56,735	58,605	54,809	53,768
Time	296,655	293,325	299,196	282,320	284,962
Total interest-bearing	2,354,331	2,561,048	2,430,626	2,474,708	2,543,629
Total Colorado	3,216,792	3,538,158	3,312,066	3,626,911	3,473,012

New Mexico:
Demand	612,267	599,831	580,900	580,400	591,330
Interest-bearing:
Transaction	1,393,257	1,596,275	1,447,506	1,405,940	1,376,694
Savings	101,591	102,306	99,848	95,630	94,180
Time	398,750	386,946	374,661	354,757	347,227
Total interest-bearing	1,893,598	2,085,527	1,922,015	1,856,327	1,818,101
Total New Mexico	2,505,865	2,685,358	2,502,915	2,436,727	2,409,431

Arizona:
Demand	364,041	351,429	398,102	365,007	368,432
Interest-bearing:
Transaction	1,330,817	1,369,657	1,439,796	1,450,416	1,406,300
Savings	9,835	9,787	11,593	14,656	13,571
Time	65,360	73,261	73,912	72,286	71,886
Total interest-bearing	1,406,012	1,452,705	1,525,301	1,537,358	1,491,757
Total Arizona	1,770,053	1,804,134	1,923,403	1,902,365	1,860,189

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

(In thousands)	Sep 30, 2026	June 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025
Kansas/Missouri:
Demand	237,762	248,190	271,399	281,263	282,235
Interest-bearing:
Transaction	1,323,397	1,199,349	1,203,155	1,194,500	1,151,956
Savings	13,182	16,782	16,222	14,256	14,251
Time	30,436	35,686	38,542	37,820	37,563
Total interest-bearing	1,367,015	1,251,817	1,257,919	1,246,576	1,203,770
Total Kansas/Missouri	1,604,777	1,500,007	1,529,318	1,527,839	1,486,005

Arkansas:
Demand	26,923	24,034	27,628	33,558	21,416
Interest-bearing:
Transaction	112,809	75,872	111,487	237,279	64,174
Savings	2,545	2,703	2,859	2,695	2,411
Time	22,318	17,315	18,099	12,664	14,538
Total interest-bearing	137,672	95,890	132,445	252,638	81,123
Total Arkansas	164,595	119,924	160,073	286,196	102,539

Total BOK Financial	$39,531,379	$39,855,841	$38,677,048	$39,435,006	$38,500,018

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
NET INTEREST MARGIN TREND – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

	Sep 30, 2026	June 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025
Tax-equivalent asset yields
Interest-bearing cash and cash equivalents	3.64%	3.65%	3.60%	3.85%	4.39%
Trading securities	5.15%	4.85%	4.64%	4.83%	5.25%
Investment securities, net of allowance	1.29%	1.38%	1.41%	1.41%	1.41%
Available-for-sale securities	4.11%	3.98%	3.93%	3.94%	3.93%
Fair value option securities	3.82%	4.51%	4.83%	4.83%	5.45%
Restricted equity securities	8.23%	7.66%	7.39%	7.22%	7.84%
Residential mortgage loans held for sale	6.11%	6.22%	5.42%	5.84%	6.08%
Loans	6.24%	6.20%	6.25%	6.48%	6.70%
Allowance for loan losses
Loans, net of allowance	6.31%	6.26%	6.31%	6.55%	6.78%
Total tax-equivalent yield on earning assets	5.37%	5.27%	5.23%	5.36%	5.53%

Cost of interest-bearing liabilities:
Interest-bearing deposits:
Transaction	2.67%	2.64%	2.67%	2.88%	3.14%
Savings	0.53%	0.54%	0.54%	0.54%	0.55%
Time	3.40%	3.41%	3.53%	3.64%	3.73%
Total interest-bearing deposits	2.70%	2.67%	2.71%	2.91%	3.14%
Funds purchased and repurchase agreements	3.07%	3.09%	2.90%	3.47%	3.29%
Other borrowings	3.90%	3.88%	3.90%	4.22%	4.54%
Subordinated debt	6.23%	6.25%	6.14%	6.12%	—%
Total cost of interest-bearing liabilities	2.96%	2.93%	2.92%	3.06%	3.33%
Tax-equivalent net interest spread	2.41%	2.34%	2.31%	2.30%	2.20%
Effect of noninterest-bearing funding sources and other	0.59%	0.57%	0.59%	0.68%	0.71%
Tax-equivalent net interest margin	3.00%	2.91%	2.90%	2.98%	2.91%
Yield calculations are shown on a tax-equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
CREDIT QUALITY INDICATORS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended

(In thousands, except ratios)	Sep 30, 2026	June 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025
Nonperforming assets:
Nonaccruing loans:
Commercial:
Healthcare	$25,120	$21,112	$21,138	$23,490	$24,507
Services	2,857	2,928	1,260	6,135	7,647
Energy	—	—	—	—	31
General business	3,812	5,118	2,868	6,477	85
Total commercial	31,789	29,158	25,266	36,102	32,270

Commercial real estate	6,315	6,431	6,601	6,697	6,809

Loans to individuals:
Permanent mortgage	19,795	18,768	20,175	18,263	21,255
Permanent mortgage guaranteed by U.S. government agencies	8,193	7,585	7,768	8,586	7,348
Personal	185	200	194	4,712	4,712
Total loans to individuals	28,173	26,553	28,137	31,561	33,315

Total nonaccruing loans	66,277	62,142	60,004	74,360	72,394
Real estate and other repossessed assets	303	508	15	176	1,751
Total nonperforming assets	$66,580	$62,650	$60,019	$74,536	$74,145

Total nonperforming assets excluding those guaranteed by U.S. government agencies	$58,387	$55,065	$52,251	$65,950	$66,797

Accruing loans 90 days past due[1]	$—	$6,242	$2,411	$—	$1,135

Gross charge-offs	$1,652	$1,305	$3,176	$2,353	$4,348
Recoveries	(766)	(805)	(1,303)	(907)	(721)
Net charge-offs (recoveries)	$886	$500	$1,873	$1,446	$3,627

Provision for loan losses	$(4,023)	$255	$3,732	$(386)	$4,270
Provision for credit losses from off-balance sheet unfunded loan commitments	4,122	142	(5,934)	487	(2,208)
Provision for expected credit losses from mortgage banking activities	(77)	(283)	2,213	(95)	(74)
Provision for credit losses related to investment (held-to-maturity) securities portfolio	(22)	(114)	(11)	(6)	12
Total provision for credit losses	$—	$—	$—	$—	$2,000
1    Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)

	Three Months Ended

(In thousands, except ratios)	Sep 30, 2026	June 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025

Allowance for loan losses to period end loans	0.98%	1.02%	1.06%	1.08%	1.12%
Combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments to period end loans	1.16%	1.19%	1.23%	1.28%	1.32%
Nonperforming assets to period end loans and repossessed assets	0.24%	0.23%	0.23%	0.29%	0.30%
Net charge-offs (annualized) to average loans	0.01%	0.01%	0.03%	0.02%	0.06%
Allowance for loan losses to nonaccruing loans[1]	469.26%	508.59%	531.66%	419.41%	426.92%
Combined allowance for loan losses and accrual for off-balance sheet credit risk from unfunded loan commitments to nonaccruing loans[1]	554.66%	591.96%	618.45%	497.36%	504.99%

1    Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

BOK Financial Corporation Quarterly Earnings Release	Exhibit 99.1(b)
SEGMENTS – UNAUDITED
BOK FINANCIAL CORPORATION

	Three Months Ended			3Q26 vs 2Q26		3Q26 vs 3Q25

(In thousands, except ratios)	Sep 30, 2026	June 30, 2026	Sep. 30, 2025	Change	% Change	Change	% Change
Commercial Banking:
Net interest income	$181,883	$178,992	$179,473	$2,891	1.6%	$2,410	1.3%
Fees and commissions revenue	59,301	61,414	57,538	(2,113)	(3.4)%	1,763	3.1%
Combined net interest income and fee revenue	241,184	240,406	237,011	778	0.3%	4,173	1.8%
Other operating expense	83,581	82,091	82,360	1,490	1.8%	1,221	1.5%
Corporate allocations	17,347	16,586	17,934	761	4.6%	(587)	(3.3)%
Net income before taxes	140,712	146,160	138,316	(5,448)	(3.7)%	2,396	1.7%

Average assets	$23,722,951	$23,375,564	$21,764,695	$347,387	1.5%	$1,958,256	9.0%
Average loans	22,357,163	22,003,116	20,322,138	354,047	1.6%	2,035,025	10.0%
Average deposits	19,080,487	18,918,188	18,161,486	162,299	0.9%	919,001	5.1%

Consumer Banking:
Net interest income	$58,574	$57,912	$58,451	$662	1.1%	$123	0.2%
Fees and commissions revenue	37,210	37,847	38,071	(637)	(1.7)%	(861)	(2.3)%
Combined net interest income and fee revenue	95,784	95,759	96,522	25	—%	(738)	(0.8)%
Other operating expense	64,342	63,436	64,042	906	1.4%	300	0.5%
Corporate allocations	14,802	16,626	14,326	(1,824)	(11.0)%	476	3.3%
Net income before taxes	14,468	13,555	14,490	913	6.7%	(22)	(0.2)%

Average assets	$8,687,730	$8,648,052	$8,372,125	$39,678	0.5%	$315,605	3.8%
Average loans	2,675,121	2,633,853	2,432,968	41,268	1.6%	242,153	10.0%
Average deposits	8,635,318	8,592,876	8,330,481	42,442	0.5%	304,837	3.7%

Wealth Management:
Net interest income	$50,048	$45,378	$43,626	$4,670	10.3%	$6,422	14.7%
Fees and commissions revenue	91,100	101,081	111,516	(9,981)	(9.9)%	(20,416)	(18.3)%
Combined net interest income and fee revenue	141,148	146,459	155,142	(5,311)	(3.6)%	(13,994)	(9.0)%
Other operating expense	95,668	94,198	102,971	1,470	1.6%	(7,303)	(7.1)%
Corporate allocations	16,852	17,312	15,568	(460)	(2.7)%	1,284	8.2%
Net income before taxes	28,846	34,977	36,606	(6,131)	(17.5)%	(7,760)	(21.2)%

Average assets	$11,397,662	$11,219,080	$11,265,485	$178,582	1.6%	$132,177	1.2%
Average loans	2,562,344	2,479,191	2,353,961	83,153	3.4%	208,383	8.9%
Average deposits	10,757,766	10,656,194	10,731,569	101,572	1.0%	26,197	0.2%
Fiduciary assets	78,125,091	78,944,144	73,862,296	(819,053)	(1.0)%	4,262,795	5.8%
Assets under management or administration	129,333,432	129,271,398	122,673,531	62,034	—%	6,659,901	5.4%
Certain prior period amounts have been reclassified to conform to current period presentation.